CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated July 10, 2000, relating to the audited financial statements for period from inception (February 18, 2000) to June 30, 2000 in a registration statement on SB-2 of Britannia Capital Corp. to be filed with the Securities and Exchange Commission.


Dated: September 20, 2000

                                       /s/Thomas Monahan
                                       ------------------
                                       Thomas Monahan CPA